Exhibit 99.1
OLAPLEX Reports Second Quarter 2024 Results
Reiterates Fiscal Year 2024 Guidance

NEW YORK, NY – August 6, 2024 – Olaplex Holdings, Inc. (NASDAQ: OLPX) ("OLAPLEX" or the "Company") today announced financial results for the second quarter and six months ended June 30, 2024.
Amanda Baldwin, OLAPLEX’s Chief Executive Officer, commented: "Our second quarter performance was in line with our expectations and demonstrated continued stabilization in the business. I am encouraged by the progress we are making on our transformation journey as we delivered on our goals for the first half of the year and are now shifting our focus to the back half of 2024 and beyond. I am confident in the direction we are taking the brand and remain incredibly excited about the long-term growth potential for OLAPLEX."
For the second quarter of 2024 compared to the second quarter of 2023:
•Net sales decreased 4.8% to $103.9 million;
◦By channel:
▪Specialty Retail increased 22.4% to $36.4 million;
▪Professional decreased 18.4% to $33.4 million;
▪Direct-To-Consumer decreased 11.5% to $34.1 million;
◦Net sales increased 7.3% in the United States and decreased 15.1% internationally;
•Net income decreased 6.1% and adjusted net income decreased 11.6%;
•Diluted EPS was $0.01 for each of the second quarter of 2024 and 2023;
•Adjusted Diluted EPS was $0.03 for each of the second quarter of 2024 and 2023.

Second Quarter 2024 Results

(Dollars in $000’s, except per share data)
	Three Months Ended June 30,
	2024	2023	% Change
Net Sales	$103,943	$109,241	(4.8)%
Gross Profit	$72,437	$77,496	(6.5)%
Gross Profit Margin	69.7%	70.9%
Adjusted Gross Profit	$74,739	$79,460	(5.9)%
Adjusted Gross Profit Margin	71.9%	72.7%
SG&A	$45,423	$48,413	(6.2)%
Adjusted SG&A	$42,555	$42,276	0.7%
Net Income	$5,779	$6,156	(6.1)%
Adjusted Net Income	$18,763	$21,220	(11.6)%
Adjusted EBITDA	$32,054	$36,698	(12.7)%
Adjusted EBITDA Margin	30.8%	33.6%
Diluted EPS	$0.01	$0.01	—%
Adjusted Diluted EPS	$0.03	$0.03	—%
Weighted Average Diluted Shares Outstanding	663,545,258	680,349,161

Six Months Ended June 30, 2024 Results

(Dollars in $000’s, except per share data)
	Six Months Ended June 30,
	2024		2023	% Change
Net Sales	$202,849	GL	$223,028	(9.0)%
Gross Profit	$143,780		$158,306	(9.2)%
Gross Profit Margin	70.9%		71.0%
Adjusted Gross Profit	$148,269		$162,036	(8.5)%
Adjusted Gross Profit Margin	73.1%		72.7%
SG&A	$85,860		$83,337	3.0%
Adjusted SG&A	$79,804		$75,180	6.2%
Net Income	$13,525		$27,120	(50.1)%
Adjusted Net Income	$39,347		$52,620	(25.2)%
Adjusted EBITDA	$67,538		$86,727	(22.1)%
Adjusted EBITDA Margin	33.3%		38.9%
Diluted EPS	$0.02		$0.04	(50.0)%
Adjusted Diluted EPS	$0.06		$0.08	(25.0)%
Weighted Average Diluted Shares Outstanding	663,516,699		682,107,732
Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income, adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States ("GAAP"). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Financial Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of June 30, 2024, the Company had $507.9 million of cash and cash equivalents, compared to $466.4 million as of December 31, 2023. Inventory at the end of the second quarter of 2024 was $100.2 million, compared to $95.9 million at December 31, 2023. Long-term debt, net of current portion and deferred debt issuance costs was $646.4 million as of June 30, 2024, compared to $649.0 million as of December 31, 2023.
Fiscal Year 2024 Guidance
The Company is reiterating guidance for net sales, adjusted net income and adjusted EBITDA for fiscal year 2024, as initially disclosed by the Company on February 29, 2024. The Company's fiscal year 2024 guidance outlined below incorporates management's expectations regarding consumer demand, and investments and actions aimed at driving sell-through, improving upon foundational capabilities, and building a healthier brand.

For Fiscal 2024:
(Dollars in millions)	Fiscal Year 2024	Fiscal Year 2023 Actual	% change
Net Sales	$435-$463	$458	(5)% to 1%
Adjusted Net Income*	$87-$100	$108	(20)% to (8)%
Adjusted EBITDA*	$143-$159	$174	(18)% to (9)%
The fiscal year 2024 net sales, adjusted net income and adjusted EBITDA guidance are approximations and are based on the Company’s plans and assumptions for the relevant period, including, but not limited to, the following:
•Adjusted Gross Profit Margin:
◦The Company anticipates adjusted gross profit margin* in the range of 72.5% to 73.1% in fiscal year 2024, compared to 71.4% in fiscal year 2023, due primarily to the lapping of actions taken by the Company to address excess inventory in fiscal year 2023, as well as anticipated efficiencies derived from an internal cost savings program in fiscal year 2024, which is expected to more than offset modestly higher product costs.

•Adjusted SG&A:
◦The Company expects adjusted SG&A* in the range of $172 million to $179 million in fiscal year 2024, an increase of $19 million to $26 million as compared to fiscal year 2023. The increase is expected to be primarily attributable to higher sales and marketing expenses and higher organizational costs due to annualizing the expense of headcount additions made during fiscal 2023.
•Adjusted EBITDA Margin:
◦The Company expects adjusted EBITDA margin* in the range of 32.8% to 34.3% for fiscal year 2024.
•Net Interest Expense:
◦The Company expects net interest expense to be approximately $32 million to $34 million during fiscal year 2024.
•Adjusted Effective Tax Rate:
◦The Company expects an adjusted effective tax rate* of approximately 19.5% to 20.5% for fiscal year 2024.
*Adjusted net income, adjusted EBITDA, adjusted gross profit margin, adjusted SG&A, adjusted EBITDA margin and adjusted effective tax rate are non-GAAP financial measures. See “Disclosure Regarding Non-GAAP Financial Measures” for additional information.
Webcast and Conference Call Information
The Company plans to host an investor conference call and webcast to review second quarter 2024 financial results at 9:00am ET/6:00am PT on August 6, 2024. The webcast can be accessed at https://ir.olaplex.com. The conference call can be accessed by calling (201) 689-8521 or (877) 407-8813 for a toll-free number. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is an innovative, science-enabled, technology-driven beauty company with a mission to improve the hair health of its consumers. In 2014, OLAPLEX disrupted and revolutionized the prestige hair care category by creating innovative bond-building technology, which works by protecting, strengthening and relinking broken bonds in the hair during and after hair services. The brand’s proprietary, patent-protected ingredient works on a molecular level to protect and repair damaged hair. OLAPLEX’s award-winning products are sold through an expanding omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.
Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements include, but are not limited to, statements about: the Company’s financial position, operating results, growth, sales and profitability; the Company's financial guidance for fiscal year 2024, including net sales, adjusted net income, adjusted EBITDA, adjusted gross profit margin, adjusted SG&A, adjusted EBITDA margin, net interest expense, adjusted effective tax rate and non-payroll related marketing and advertising expenses; demand for the Company’s products; the Company’s product development pipeline and the impact of new product introductions, including the timing thereof; changes in the Company’s distribution; the Company’s business plans, strategies, investments, priorities and objectives, including the impact and timing thereof; the impact of the Company’s internal cost savings program; anticipated product costs and organizational costs; the Company’s sales, marketing and education initiatives and related investments, and the impact, focus and timing thereof; general economic trends and industry trends; the Company's executive leadership changes; inventory levels; seasonality; and other statements contained in this press release that are not historical or current facts. When used in this press release, words such as "may," "will," “could," "should," "intend," "potential," "continue," "anticipate," "believe," "estimate," "expect," "plan," "target," "predict," "project," "forecast," "seek" and similar expressions as they relate to the Company are intended to identify forward-looking statements.
The forward-looking statements in this press release reflect the Company’s current expectations and projections about future events and financial trends that management believes may affect the Company’s business, financial condition and results of operations. These statements are predictions based upon assumptions that may not prove to be accurate, and they are not guarantees of future performance. As such, you should not place significant reliance on the Company’s forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, including any such statements taken from third party industry and market reports.

Forward-looking statements involve known and unknown risks, inherent uncertainties and other factors that are difficult to predict which may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements, including, without limitation: competition in the beauty industry; the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products; the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; the Company’s ability to accurately forecast customer and consumer demand for its products; the Company's dependence on the success of its long-term strategic plan; the Company’s ability to limit the illegal distribution and sale by third parties of counterfeit versions of its products or the unauthorized diversion by third parties of its products; the Company's dependence on a limited number of customers for a large portion of its net sales; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to attract new customers and consumers and encourage consumer spending across its product portfolio; the Company’s ability to successfully implement new or additional marketing efforts; the Company’s relationships with and the performance of its suppliers, manufacturers, distributors and retailers and the Company’s ability to manage its supply chain; impacts on the Company’s business from political, regulatory, economic, trade and other risks associated with operating internationally; the Company’s ability to manage its executive leadership changes and to attract and retain senior management and other qualified personnel; the Company’s reliance on its and its third-party service providers’ information technology; the Company’s ability to maintain the security of confidential information; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the outcome of litigation and regulatory proceedings; the impact of changes in federal, state and international laws, regulations and administrative policy; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; volatility of the Company’s stock price; the Company’s “controlled company” status and the influence of investment funds affiliated with Advent International, L.P. over the Company; the impact of an economic downturn and inflationary pressures on the Company’s business; fluctuations in the Company’s quarterly results of operations; changes in the Company’s tax rates and the Company’s exposure to tax liability; and the other factors identified under the heading “Risk Factors” in Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and in the other documents that the Company files with the SEC from time to time.
Many of these factors are macroeconomic in nature and are, therefore, beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in this press release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements in this press release represent management’s views as of the date hereof. Unless required by law, the Company neither intends nor assumes any obligation to update these forward-looking statements for any reason after the date hereof to conform these statements to actual results or to changes in the Company’s expectations or otherwise.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted effective tax rate, adjusted gross profit, adjusted gross profit margin, adjusted SG&A and adjusted diluted EPS. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.
The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) non-ordinary costs and fees; (7) non-ordinary legal costs; and (8) Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted net income as net income, adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) non-ordinary costs and fees; (3) non-ordinary legal costs; (4) non-ordinary inventory adjustments; (5) share-based compensation expense; (6) Tax Receivable Agreement liability adjustment; and (7) tax effect of non-GAAP adjustments. The Company calculates adjusted effective tax rate as effective income tax rate, adjusted to exclude the tax effect of non-GAAP adjustments referenced in item (7) of the immediately preceding sentence. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations pertaining to the acquisition of the Olaplex, LLC business in 2020 by certain investment funds affiliated with Advent International, L.P. and other investors (the "Acquisition"). The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) non-ordinary legal costs; and (3) non-ordinary costs and fees. The Company calculates adjusted basic and diluted EPS as adjusted net income divided by weighted average basic and diluted shares outstanding, respectively. Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for further information regarding these adjustments for the periods presented.
Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.
This release includes forward-looking guidance for adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit margin, adjusted effective tax rate and adjusted SG&A. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit margin, adjusted effective tax rate and adjusted SG&A to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) income tax related accruals in respect of certain one-time items, (b) costs related to potential debt or equity transactions, and (c) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP financial measures included in its fiscal year 2024 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share and share data)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$507,925	$466,400
Accounts receivable, net of allowances of $22,411 and $21,465	33,976	40,921
Inventory	100,156	95,922
Other current assets	12,393	9,953
Total current assets	654,450	613,196
Property and equipment, net	1,225	930
Intangible assets, net	923,426	947,714
Goodwill	168,300	168,300
Other assets	9,365	10,198
Total assets	$1,756,766	$1,740,338

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$23,020	$7,073
Sales and income taxes payable	5,337	9,067
Accrued expenses and other current liabilities	22,505	20,576
Current portion of long-term debt	6,750	6,750
Current portion of Related Party payable pursuant to Tax Receivable Agreement	13,006	12,675
Total current liabilities	70,618	56,141
Long-term debt	646,367	649,023
Deferred tax liabilities	2,136	3,016
Related Party payable pursuant to Tax Receivable Agreement	172,390	185,496
Other liabilities	1,932	1,694
Total liabilities	893,443	895,370

Contingencies

Stockholders’ equity:
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 661,830,220 and 660,731,935 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	676	671
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	322,758	316,489
Accumulated other comprehensive income	(79)	1,365
Retained earnings	539,968	526,443
Total stockholders’ equity	863,323	844,968
Total liabilities and stockholders’ equity	$1,756,766	$1,740,338

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$103,943	$109,241	$202,849	$223,028
Cost of sales:
Cost of product (excluding amortization)	29,204	29,781	54,580	61,016
Amortization of patented formulations	2,302	1,964	4,489	3,706
Total cost of sales	31,506	31,745	59,069	64,722
Gross profit	72,437	77,496	143,780	158,306
Operating expenses:
Selling, general, and administrative	45,423	48,413	85,860	83,337
Amortization of other intangible assets	10,736	10,324	22,025	20,647
Total operating expenses	56,159	58,737	107,885	103,984
Operating income	16,278	18,759	35,895	54,322
Interest expense	(14,594)	(14,674)	(29,098)	(28,591)
Interest income	6,259	4,468	12,462	7,842
Other expense, net	(264)	(600)	(1,211)	(358)
Income before provision for income taxes	7,679	7,953	18,048	33,215
Income tax provision	1,900	1,797	4,523	6,095
Net income	$5,779	$6,156	$13,525	$27,120
Net income per share:
Basic	$0.01	$0.01	$0.02	$0.04
Diluted	$0.01	$0.01	$0.02	$0.04
Weighted average common shares outstanding:
Basic	661,734,667	654,345,056	661,278,793	653,045,245
Diluted	663,545,258	680,349,161	663,516,699	682,107,732

Other comprehensive (loss) income:
Unrealized (loss) gain on derivatives, net of income tax effect	$(1,083)	$1,647	$(1,444)	$1,090
Total other comprehensive (loss) income	(1,083)	1,647	(1,444)	1,090
Comprehensive income	$4,696	$7,803	$12,081	$28,210

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$13,525	$27,120
Adjustments to reconcile net income to net cash provided by operating activities	46,424	47,967
Net cash provided by operating activities	59,949	75,087
Net cash used in investing activities	(2,178)	(1,996)
Net cash used in financing activities	(16,246)	(17,481)
Net increase in cash and cash equivalents	41,525	55,610
Cash and cash equivalents - beginning of period	466,400	322,808
Cash and cash equivalents - end of period	$507,925	$378,418
Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents
The following tables present a reconciliation of net income, gross profit and SG&A, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted EBITDA
Net income	$5,779	$6,156	$13,525	$27,120
Depreciation and amortization of intangible assets	13,172	12,402	26,798	24,582
Interest expense, net	8,335	10,206	16,636	20,749
Income tax provision	1,900	1,797	4,523	6,095
Share-based compensation	2,861	2,634	6,044	4,652
One-time former distributor payment(1)	—	3,500	—	3,500
Inventory write off and disposal(2)	—	—	—	24
Executive reorganization cost(3)	7	3	12	5
Adjusted EBITDA	$32,054	$36,698	$67,538	$86,727
Adjusted EBITDA margin	30.8%	33.6%	33.3%	38.9%

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$72,437	$77,496	$143,780	$158,306
Amortization of patented formulations	2,302	1,964	4,489	3,706
Inventory write off and disposal(2)	—	—	—	24
Adjusted gross profit	$74,739	$79,460	$148,269	$162,036
Adjusted gross profit margin	71.9%	72.7%	73.1%	72.7%

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of SG&A to Adjusted SG&A
SG&A	$45,423	$48,413	$85,860	$83,337
Share-based compensation	(2,861)	(2,634)	(6,044)	(4,652)
One-time former distributor payment(1)	—	(3,500)	—	(3,500)
Executive reorganization cost(3)	(7)	(3)	(12)	(5)
Adjusted SG&A	$42,555	$42,276	$79,804	$75,180

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted Net Income
Net income	$5,779	$6,156	$13,525	$27,120
Amortization of intangible assets (excluding software)	12,485	12,150	24,854	24,074
Share-based compensation	2,861	2,634	6,044	4,652
One-time former distributor payment(1)	—	3,500	—	3,500
Inventory write off and disposal(2)	—	—	—	24
Executive reorganization cost(3)	7	3	12	5
Tax effect of adjustments	(2,369)	(3,223)	(5,088)	(6,755)
Adjusted net income	$18,763	$21,220	$39,347	$52,620
Adjusted net income per share:
Basic	$0.03	$0.03	$0.06	$0.08
Diluted	$0.03	$0.03	$0.06	$0.08
(1)During the three and six months ended June 30, 2023, the Company made a one-time $3.5 million payment to a former distributor in the United Arab Emirates, which enabled the Company to establish a partnership with another distributor in the region.
(2)The inventory write-off and disposal costs relate to unused stock of a product that the Company reformulated in June 2021 as a result of regulation changes in the E.U. In the interest of having a single formulation for sale worldwide, the Company reformulated on a global basis and disposed the unused stock.
(3)Represents ongoing benefit payments associated with the departure of the Company's Chief Executive Officer that occurred in fiscal year 2023 and Chief Operating Officer that occurred in fiscal year 2022.

Contacts:
Investors:

Patrick Flaherty
Vice President, Investor Relations
patrick.flaherty@olaplex.com

Financial Media:

Lisa Bobroff
Vice President, Global Communications & Consumer Engagement
lisa.bobroff@olaplex.com